SCHEDULE II
                       INFORMATION WITH RESPECT TO
         TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
           SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                    DATE           SOLD(-)          PRICE(2)

COMMON STOCK-CHRIS-CRAFT INDUS

 GABELLI FUNDS, INC.

  THE GABELLI GLOBAL MULTI MEDIA TRUST
                 2/10/95            1,000            36.3750
                 2/03/95            3,000            34.2500

 GAMCO INVESTORS, INC.
                 3/09/95           48,695-             *DO
                 3/09/95            1,200-             *DO
                 3/06/95              235-           34.1250
                 3/03/95            1,000            35.0000
                 2/22/95              468-           35.2500
                 2/21/95            1,466            35.4879
                 2/21/95            1,466-           35.4879
                 2/17/95            3,099-           35.4879
                 2/16/95            1,000            35.5000
                 2/15/95            3,000            35.3750
                 2/14/95              500            36.3750
                 2/09/95              700            35.3750
                 2/08/95            1,500            33.7500
                 2/08/95            2,000            34.2500
                 2/03/95           10,000            34.1250
                 2/02/95            2,750-           33.6727
                 2/01/95            6,000-           33.7917
                 2/01/95            1,000            33.3750
                 1/31/95            2,000-           33.1250
                 1/27/95            2,000-           33.5000
                 1/26/95            3,000-           33.6250
                 1/25/95            3,000-           33.7500
                 1/24/95            4,294              *DI
                 1/24/95            2,000-           33.7500
                 1/16/95              515-           33.7500



(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.


                                                  PAGE 28 OF 29
                           SCHEDULE II
                  INFORMATION WITH RESPECT TO
      TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
         SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                    DATE           SOLD(-)          PRICE(2)

PREFERRED CONVERTIBLE STOCK-CHRIS CRAFT CLASS'B'

 GABELLI FUNDS, INC.

  THE GABELLI EQUITY TRUST,INC.
                 2/27/95                4              *DI

 GAMCO INVESTORS, INC.
                 2/24/95              500-           35.2500
                 2/01/95              721-           33.3750
                 1/24/95            4,294-             *DO



























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.

                                                  PAGE 29 OF 29